Exhibit 3.1
Certificate of Incorporation
UCI HOLDINGS LIMITED
3208566
This is to certify that UNCLE HOLDINGS (NO. 3) LIMITED was incorporated under the Companies Act 1993 on the 26th day of November 2010
and changed its name to UCI HOLDINGS (NO.2) LIMITED on the 8th day of December 2010 and changed its name to UCI HOLDINGS LIMITED on the 14th day of December 2010.

Registrar of Companies	/s/ Neville Harris
19th day of January 2011
The validation code for this Certificate of Incorporation is: INC20941758
For further details relating to this company check www.companies.govt.nz
Certificate generated 19 January 2011 03:42 PM NZDT

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